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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements and amendments thereto:

     Form S-8 No. 333-39497   401(k) Profit Sharing Plan
     Form S-8 No. 033-62881   1995 Incentive and Nonqualified Stock Option Plan
                              for Key Personnel and Directors
     Form S-8 No. 033-62883   1996 Employee Stock Purchase Plan
     Form S-8 No. 333-40775   Nonqualified Deferred Compensation Plan for
                              Executives
     Form S-8 No. 033-21995   1986 and 1987 Stock Option Plans
     Form S-8 No. 033-29317   1986, 1987, 1988 Stock Option Plans-Outside
                              Directors Stock Option Plans
     Form S-8 No. 033-62867   1989 Stock Option Plan
     Form S-8 No. 033-62865   1991 Stock Option Plan
     Form S-8 No. 033-62877   1992 Stock Option Plan
     Form S-8 No. 033-62879   1995 Incentive and Nonqualified Stock Option Plan
                              for Key Personnel and Directors
     Form S-8 No. 333-18477   1996 Compensation Plan for Kantor and Robbins
     Form S-3 No. 333-21927   14,143,109 shares of common stock
     Form S-3 No. 333-03643   6,478,367 shares of common stock and 650,000
                              Series B Warrants

of PharMerica, Inc. and in the related Prospectuses of our report dated April 18, 1997, with respect to the consolidated balance sheet of PharMerica, Inc. as of December 31, 1996, and the related consolidated statements of stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1996 included in this Annual Report (Form 10-K) for the year ended December 31, 1997.


                                       Ernst & Young LLP


Little Rock, Arkansas
March 25, 1998